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April 1, 2002



Unisys Corporation
Unisys Way
Blue Bell, PA 19424

RE:   Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Unisys Corporation, a Delaware corporation (the "Company"). I, or other attorneys in the Company's Office of the General Counsel (the "Unisys Attorneys"), have represented the Company in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and by Unisys Capital Trust I and Unisys Capital Trust II (the "Trusts") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,350,000,000 in the aggregate of the Company's (a) debt securities (the "Debt Securities"), (b) common stock, par value $.01 per share, and associated preferred share purchase rights (the "Common Stock"), (c) preferred stock, par value $1 per share (the "Preferred Stock"), (d) warrants to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (e) contracts to purchase shares of Common Stock (the "Purchase Contracts"), (f) stock purchase units consisting of a Purchase Contract and a Debt Security, Preferred Stock, a trust preferred security of a Trust ("Trust Preferred Securities") or a debt obligation of a third party ("Purchase Units") and (g) guarantees of trust preferred securities (the "Guarantees"). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Purchase Contracts, the Purchase Units and the Guarantees are hereinafter collectively referred to as the "Securities." The Registration Statement will also constitute Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 (No. 333-51885) previously filed by the Company and declared effective on June 10, 1998. Pursuant to Rule 429 of the rules and regulations of the Commission under the Act, the prospectus contained in the Registration Statement is a combined prospectus that also relates to an additional $150,000,000 of securities remaining unsold under such Registration Statement (No. 333-51885).

In connection with this opinion, I or the Unisys Attorneys have reviewed (a) the Registration Statement, (b) the forms of Indentures (the "Indentures") pursuant to which the Debt Securities are to be issued, (c) the Company's Certificate of Incorporation and (d) the Company's By-laws. In addition, I or the Unisys Attorneys have examined such corporate records of the Company, such certificates of public officials, officers and representatives of the Company and such other certificates and instruments and have made such investigations of law as I or they have deemed appropriate for purposes of giving the opinions hereinafter expressed.

With respect to the opinions set forth below, I have assumed that, when the Securities are issued, sold and delivered by the Company, neither the terms of the Securities at the time of such issuance, sale and delivery nor any change in any law or regulation relating to or affecting the Company at the time of such issuance, sale and delivery will affect the legality, validity or binding nature of the Securities. I have also assumed that the Securities will be issued, sold and delivered in a manner consistent with the Delaware General Corporation Law and the Company's Certificate of Incorporation and By-laws as in effect at the time of
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such issuance, sale and delivery. With respect to the opinions set forth in paragraphs 2 and 3 below, I have assumed that the Company will have a sufficient number of shares of Common Stock and Preferred Stock, respectively, authorized for issuance and that the consideration received by the Company upon issuance of the shares of Common Stock and Preferred Stock, respectively, will be at least equal to the par value of such shares.

Based upon the foregoing and subject to the limitations set forth below, I am of the opinion that:

1. When (a) the applicable Indenture has been executed and delivered by the Company and the Trustee named therein, (b) the terms of the Debt Securities have been established in accordance with the applicable Indenture and the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Debt Securities, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture and (d) the Debt Securities have been issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), and in accordance with the terms of the applicable Indenture, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Common Stock when (a) authorized or reserved for issuance by, or in accordance with, appropriate resolutions of the Company's Board of Directors and
(b) issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of shares of Common Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise) will be validly issued, fully paid and non-assessable.

3. When (a) the number and terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of Preferred Stock, (b) a certificate of designations conforming to the Delaware General Corporation Law regarding such series has been filed with the Secretary of State of the State of Delaware and (c) the Preferred Stock of such series has been issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto (and, in the case of shares of Preferred Stock issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), and in accordance with the terms of such series, the Preferred Stock of such series will be validly issued, fully paid and non-assessable.
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4. When (a) the terms of the Warrants have been established in accordance with resolutions of the Company's Board of Directors, (b) the Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent named therein, (c) the Warrants or certificates representing the Warrants have been executed and countersigned in accordance with the applicable Warrant Agreement and (d) the Warrants have been issued, sold and delivered as described in the Registration Statement, any prospectus supplement relating thereto and the applicable Warrant Agreement, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When (a) the terms of the Purchase Contracts have been established in accordance with resolutions of the Company's Board of Directors, (b) the Purchase Contract Agreement or Agreements relating to the Purchase Contracts have been duly authorized and validly executed and delivered by the Company and the Purchase Contract Agent named therein, (c) the Purchase Contracts have been executed in accordance with the applicable Purchase Contract Agreement and (d) the Purchase Contracts have been issued, sold and delivered as described in the Registration Statement, any prospectus supplement relating thereto and the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (a) the terms of the Purchase Units have been established in accordance with resolutions of the Company's Board of Directors, (b) with respect to Purchase Contracts and any Debt Securities or Preferred Stock that are components of the Purchase Units, the actions enumerated in paragraphs 5, 1 and 3 above have been taken, (c) any Trust Preferred Securities that are a component of the Purchase Units have been duly authorized and validly executed, issued and delivered as described in the Registration Statement and any prospectus supplement relating thereto and in accordance with the governing documents of the applicable Trust, (d) the Purchase Unit has been duly authorized and validly executed by the Company, and (e) the Purchase Units have been issued, sold and delivered as described in the Registration Statement and any prospectus supplement relating thereto, the Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (a) the terms of the Guarantees have been established in accordance with resolutions of the Company's Board of Directors, (b) any Trust Preferred Securities that are the subject of a Guarantee have been duly authorized and validly executed, issued and delivered as described in the Registration
Statement and any prospectus supplement relating thereto and in accordance with the governing documents of the applicable Trust, (c) the Guarantee Agreement or Agreements relating to the Guarantees have been duly authorized
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and validly executed by the Company and the Guarantee Trustee named therein, and
(e) the Guarantees have been issued and delivered as described in the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraph 1 and in paragraphs 4 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus contained therein. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations issued thereunder.

I am admitted to practice in the Commonwealth of Pennsylvania. This opinion is limited to the laws of that Commonwealth, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,


Nancy Straus Sundheim